Exhibit 99.1

CASH FLOW PARTNERS L.P.
SEVEN
ANNUAL REPORT
2005

ICON Cash Flow Partners, L.P. Seven
- 2005 Annual Portfolio Overview -

Dear Partner of ICON Cash Flow Partners, L.P. Seven:
 ICON Cash Flow Partners, L.P. Seven (“Fund Seven”) was formed on May 23, 1995 and it began active operations on January 19, 1996. Since the commencement of operations, Fund Seven primarily engaged in the business of acquiring equipment subject to lease and, to a lesser degree, acquiring ownership rights to equipment at lease expiration. Some of the equipment leases were acquired for cash and are expected to provide current cash flow, which are referred to as “income” leases. However, the majority of the purchase price of Fund Seven’s other equipment leases was financed. These “growth” leases generated little or no current cash flow because substantially all of the rental payments received from the lessees was paid to lenders. Fund Seven’s General Partner, ICON Capital Corp. (the “General Partner”), anticipates that the future value of the leased equipment will exceed the cash portion of the purchase price paid for the equipment.
 On November 9, 2002 Fund Seven ended its “reinvestment” period and began its disposition period wherein it is proceeding to sell its assets in the ordinary course of business.
Portfolio Overview
Fund Seven has invested both directly and indirectly through joint ventures with its affiliates. Presently, Fund Seven’s portfolio consists primarily of:
Growth Leases
• 87.65% of the rights to the profits, losses and cash flows from its 50% limited partnership interest in a joint venture which owns a mobile offshore oil rig. On October 5, 2005, the charterer of the rig notified the owner trustee of the rig that an “Event of Loss” has occurred with respect to the rig. The “Stipulated Loss Value” for the rig will be determined according to the terms of the charter between the charterer of the drilling rig and the owner trustee of the rig. The charter provides that the charterer shall pay to the lender (and upon satisfaction of all of the debt outstanding, to the owner trustee on behalf of the joint venture) an amount equal to the “Stipulated Loss Value” of the rig.
 At this time, the Stipulated Loss Value has not been agreed upon. As permitted by and in compliance with the terms and conditions of Fund Seven’s limited partnership agreement, an affiliate of the General Partner financed and has agreed to continue to finance, on behalf of Fund Seven’s limited partnership interests, certain costs and expenses that have been and may be incurred by the joint venture. These advances will be repaid from any monies received for the Stipulated Loss Value.

• A 100% interest in a 1976 DC-10-30F (N14075) aircraft on lease with World Airways, Inc. (“World Air”). Fund Seven acquired its interest for approximately $11,430,000 of which approximately $2,120,000 was paid in cash. All debt has been fully repaid, and in September 2004 the lease was extended through September 2006 with monthly payments of $50,000. In addition, World Air remits payment for maintenance reserves on a monthly basis. Fund Seven and Aviation Investors, Inc. (“AAI”) are parties to a residual sharing agreement and a management agreement. Under these agreements, AAI maintains a 50% residual interest in the aircraft and is entitled to an additional $10,667 per month for managing the operation and remarketing of the aircraft.
Unguaranteed Residual Interests
 Three 1985 Boeing 737-300 aircraft leased to Continental Airlines, Inc. valued at $4,686,758. Fund Seven acquired its interest through a $5,751,009 recourse promissory note, $1,237,500 in cash and $500,000 in prepaid interest. If any (or all) of the aircraft are sold prior to the note maturity date in November 2006 for a price that does not satisfy the recourse debt, any outstanding debt balance along with the debt on all unsold engines is due on the scheduled note maturity.
Transaction during the reporting period
 On February 23, 2005, Fund Seven assigned to ICON Income Fund Eight B L.P. (“Fund Eight B”) and ICON Income Fund Nine, LLC (“Fund Nine”) 2.69% and 3.02%, respectively, of its rights to the profits, losses, and cash flows from its limited partnership interest in an entity that owns a 100% interest in a mobile offshore drilling rig that is subject to lease with the Charterer for $672,992 and $755,000, respectively. Fund Seven assigned its rights to Fund Eight B and Fund Nine as repayment of its outstanding debt obligation to each of them pursuant to the terms and conditions of a contribution agreement that Fund Seven entered into with each of them in connection with the line of credit agreement that Fund Seven had with Comerica Bank. This amount represented the proportionate fair value of its interest in the mobile offshore drilling rig at February 23, 2005. Fair value of the mobile offshore drilling rig was determined by the General Partner using an independent third party appraisal and cash flow analysis.
Terminated Leases
• On March 28, 2005, Fund Seven assigned its entire 50% interest in a financed lease with EKA Chemicals, Inc. (“EKA Chemicals”) to Fund Nine for $745,000. This assignment was made in order for Fund Seven to repay its outstanding debt obligation to Fund Nine pursuant to the terms and conditions of a contribution agreement Fund Seven entered into with some of its affiliates in connection with the line of credit agreement Fund Seven had with Comerica Bank. The General Partner estimated that this amount was the fair value based upon the expected future cash flows of Fund Seven’s interest in EKA Chemicals on March 28, 2005.
• In September 2005, the General Partner liquidated ICON Receivables 1997-B L.L.C., a joint venture in securitized leases with other affiliates. Fund Seven had a 16.67% interest in the joint venture.
Off-lease equipment
 52 Airbus A310 and 37 Boeing 737 aircraft rotables formerly leased to Sabena Technics. The A310 rotables can be used on either A310-200 or A310-300 aircraft which are currently being used by over 60 operators worldwide. In connection with these rotables, Fund Seven recognized an impairment loss of approximately $1,021,000 which is reflected in the consolidated statement of operations for the year ended December 31, 2005. All of these rotables are actively being remarketed.

10% Status Report
 At the end of the reporting period, the mobile offshore oil rig and the World Air aircraft were the only assets that individually constituted at least 10% of the aggregate purchase price of Fund Seven’s leased asset portfolio. As noted above, the charterer of the rig notified the owner trustee of the rig that an “Event of Loss” occurred with respect to the rig. The World Air aircraft is scheduled to remain on lease through September 2006. To the best of the General Partner’s knowledge, Aircraft N14075 retains its airworthiness certificate and is maintained in accordance with FAA rules and regulations as required under the lease.
Outlook and Overview
 As indicated above, the Stipulated Loss Value of Fund Seven’s offshore oil rig has not been determined. Fund Seven will be in a better position to provide the outlook and overview for Fund Seven once it is able to evaluate the effect of the “Event of Loss” that has occurred with respect to the rig.
Transactions with Related Parties
 Prior to July 1, 2004, in accordance with the terms of the Management Agreement, Fund Seven paid the General Partner management fees ranging from 1% to 7% based on a percentage of the rentals received either directly by Fund Seven or through joint ventures. In addition, the General Partner is reimbursed for administrative expenses incurred by it in connection with the Partnership’s operations. Effective July 1, 2004, the General Partner voluntarily decided to waive its right to management fees and administrative expense reimbursements.
 Fees and other expenses paid or accrued by Fund Seven to the General Partner or its affiliates for the years ended December 31, 2005, 2004 and 2003 respectively, were as follows:

	Years Ended December 31,

	2005	2004	2003

Management fees	$-	$387,287	$595,157
Administrative expense reimbursements*	-	154,958	242,909

	$-	$542,245	$838,066

*	Limited Partners may obtain a summary of such expenses upon request.

ICON Cash Flow Partners L.P. Seven
(A Delaware Limited Partnership)
Consolidated Balance Sheets
December 31,
ASSETS

	2005	2004

Cash and cash equivalents	$151,326	$96,364

Investments in finance leases:
Minimum rents receivable	-	1,117,500
Unearned income	-	(5,935)

Net investments in finance leases	-	1,111,565

Investments in operating leases:
Equipment, at cost	2,565,000	2,565,000
Accumulated depreciation	(1,388,850)	(833,310)

Net investments in operating leases	1,176,150	1,731,690

Restricted cash	2,285,723	1,943,000
Equipment held for sale	165,152	1,776,131
Investment in estimated unguaranteed residual values	-	4,686,758
Investments in joint ventures	11,241,860	3,813,458
Due from General Partner and affiliates	-	190,301
Other assets, net	233,114	442,972

Total assets	$15,253,325	$15,792,239

LIABILITIES AND PARTNERS’ EQUITY

Notes and accrued interest payable - recourse	$4,698,538	$8,174,001
Due to General Partner and affiliates	132,499	341,323
Security deposits and other payables	219,327	255,487
Maintenance reserve	2,185,723	1,843,000
Minority interest	-	17,316

Total liabilities	7,236,087	10,631,127

Commitments and contingencies

Partners’ equity:
General Partner	(768,734)	(797,295)
Limited Partners (987,548 units outstanding, $100 per unit original issue price)	8,785,972	5,958,407

Total partners’ equity	8,017,238	5,161,112

Total liabilities and partners’ equity	$15,253,325	$15,792,239

ICON Cash Flow Partners L.P. Seven
(A Delaware Limited Partnership)
Consolidated Statements of Operations
Years Ended December 31,

	2005	2004	2003

Revenue:
Rental income	$600,000	$439,685	$1,365,201
Finance income	1,928	13,467	82,070
Net income (loss) from leveraged leases	-	1,078,481	(1,488,462)
Income from investments in joint ventures	8,876,727	2,840,420	1,241,857
Net gain (loss) on sales of equipment	96,707	(1,738,180)	120,524
Interest and other income	20,374	43,353	255,342

Total revenue	9,595,736	2,677,226	1,576,532

Expenses:
Impairment loss	4,862,584	7,861,680	7,850,000
Depreciation and amortization	662,464	2,792,845	5,979,354
Interest	301,240	1,104,016	2,682,524
Remarketing expenses	245,570	-	-
Vessel maintenance expense	-	49,641	763,485
General and administrative	670,307	705,550	790,717
Management fees - General Partner	-	387,287	595,157
Administrative expense reimbursement - General Partner	-	154,958	242,909
(Reversal) provision for doubtful accounts	-	(134,391)	-
Minority interest	(2,555)	(2,139)	(27,378)

Total expenses	6,739,610	12,919,447	18,876,768

Net income (loss)	$2,856,126	$(10,242,221)	$(17,300,236)

Net income (loss) allocable to:
Limited partners	$2,827,565	$(10,139,799)	$(17,127,234)
General Partner	28,561	(102,422)	(173,002)

	$2,856,126	$(10,242,221)	$(17,300,236)

Weighted average number of limited partnership units outstanding	987,548	987,548	987,548

Net income (loss) per weighted average limited partnership unit	$2.86	$(10.27)	$(17.34)

ICON Cash Flow Partners L.P. Seven
(A Delaware Limited Partnership)
Consolidated Statement of Changes in Partners’ Equity
Years Ended December 31, 2003, 2004 and 2005

	Limited
	Partners			Total
	Units	Limited	General	Partners’
	Outstanding	Partners	Partner	Equity

Balance, January 1, 2003	987,548	$34,871,356	$(505,244)	$34,366,112
Cash distributions to partners	-	(1,645,916)	(16,627)	(1,662,543)
Net loss	-	(17,127,234)	(173,002)	(17,300,236)

Balance, December 31, 2003	987,548	16,098,206	(694,873)	15,403,333
Net loss	-	(10,139,799)	(102,422)	(10,242,221)

Balance, December 31, 2004	987,548	5,958,407	(797,295)	5,161,112
Net income	-	1,753,374	28,561	2,856,126

Balance, December 31, 2005	987,548	$7,711,781	$(768,734)	$8,017,238

Additional Required Disclosure
To fulfill our promises to you we are required to make the following disclosures when applicable:
A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you. It is typically filed either 45 or 90 days after the end of a quarter or year, respectively. Usually this means a filing will occur on or around March 30, May 15, August 15, and November 15 of each year. It contains financial statements and detailed sources and uses of cash plus explanatory notes. You are always entitled to these reports. Please access them by:
                • Visiting www.iconsecurities.com
                                or
                • Visiting www.sec.gov
                                or
                • Writing us at: PO Box 192706, San Francisco, CA 94119-2706
We do not distribute these reports to you directly in order to keep the Partnership’s costs down as mailing this report to all investors is expensive. Nevertheless the reports are immediately available on your request.

ICON Cash Flow Partners L.P. Seven
(A Delaware Limited Partnership)
Consolidated Statements of Cash Flows
Years Ended December 31,

	2005	2004	2003

Cash flows from operating activities
Net income (loss)	$2,856,126	$(10,242,221)	$(17,300,236)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Rental income paid directly to lenders by lessees	-	-	(674,894)
Interest expense on non-recourse financing paid directly to lenders by lessees	-	484,264	1,676,212
Finance income	(1,928)	(13,467)	(82,070)
Net (income) loss from leveraged leases	-	(1,078,481)	1,488,462
Income from investments
in joint ventures	(8,876,727)	(2,840,420)	(1,241,857)
Net (gain) loss on sales of equipment	(96,707)	1,738,180	(120,524)
Impairment loss	4,862,584	7,861,680	7,850,000
Depreciation and amortization	662,464	2,792,845	5,979,354
Non-cash portion of interest expense	196,911	-	-
Reversal of provision for doubtful accounts	-	(134,391)	-
Minority interest	(2,555)	(2,139)	(27,378)
Changes in operating assets and liabilities:
Collection of principal - non-financed receivables	372,500	701,862	1,467,874
Other assets	(23,181)	523,514	283,049
Due from/to General Partner and affiliates, net	(18,523)	1,095,881	(311,633)
Security deposits and other payables	(36,160)	(273,640)	(235,565)
Maintenance reserve	342,723	-	-

Net cash (used in) provided by operating activities	237,527	613,467	(1,249,206)

Cash flows from investing activities:
Contributions to investments in joint venture	-	(11,540)	-
Proceeds from sales of equipment	392,086	1,548,754	1,050,865
Increase in restricted cash	(342,723)	-	-
Distributions received from joint ventures	20,322	958,915	671,137

Net cash provided by investing activities	69,685	2,496,129	1,722,002

Cash flows from financing activities:
Cash distributions to partners	-	-	(1,662,543)
Proceeds from notes payable - recourse	-	-	690,000
Principal payments on notes payable - recourse	(2,422,992)	(5,446,072)	(453,901)
Loans and advances from affiliates	2,172,992	2,135,000	-
Distributions to minority interest in joint venture	(2,250)	(3,416)	(3,043)

Net cash used in financing activities	(252,250)	(3,314,488)	(1,429,487)

Net increase (decrease) in cash and cash equivalents	54,962	(204,892)	(956,691)
Cash and cash equivalents, beginning of the year	96,364	301,256	1,257,947

Cash and cash equivalents, end of the year	$151,326	$96,364	$301,256

ICON Cash Flow Partners L.P. Seven
(A Delaware Limited Partnership)
Consolidated Statements of Cash Flows
Years Ended December 31,

	2005	2004	2003

Supplemental disclosure of cash flow information:

Cash paid during the year for interest	$40,249	$319,541	$1,006,312

Supplemental disclosure of non-cash investing and financing activities:

Principal and interest on finance lease paid directly to lenders by lessees	$-	$5,766,418	$4,397,927

Notes payable - non-recourse relinquished with sale of equipment	$-	$16,847,494	$-

Transfer of investment in operating leases, net of accumulated depreciation, to equipment held for sale or lease	$-	$4,778,474	$10,389,766

Transfer of investment in finance leases to investment in operating lessees	$-	$-	$2,565,000

Joint venture and finance lease interests assigned to affiliates in exchange for amounts owed	$2,172,992	$1,876,000	$-

Reduction of recourse debt through sale of interest in investment in estimated unguaranteed residual values	$1,145,000	$-	$-

Conclusion
Your participation in Fund Seven is greatly appreciated.
Sincerely,
ICON Capital Corp., General Partner

Beaufort J.B. Clarke Chairman and CEO	Paul B. Weiss President

Forward-Looking Information - Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, or the PSLRA. These statements are being made pursuant to PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expects,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning. These forward-looking statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside of our control that may cause actual results to differ materially from those projected.

ICON is committed to protecting the privacy of its investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as the NASD or ordered by a court of competent jurisdiction, ICON will not share any of your personally identifiable information with any third party.